DATE:	February 25, 2010

TO:	Anthony Intrieri, Chairman of the Board Zevotek, Inc.

FROM:	Adam J. Engel

SUBJECT:	Letter of Resignation

Effective immediately, I hereby submit my resignation from all positions held at Zevotek, Inc. and Ionic Bulb.com, Inc. and advise you that I have no disputes with the companies.

Sincerely,

/s/ Adam J. Engel

Adam J. Engel